Exhibit 10.2


                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT, dated as of the 31st day of January, 2007, among Optionable, Inc., a Delaware corporation (the "Company"), and Capital Energy Services, LLC, a New York limited liability company ("CES").

         WHEREAS the Company and CES entered into a Master Services Agreement (as supplemented, the "Agreement"), effective April 1, 2004 relating to services performed by the Company to CES, which CES and the Company now wish to terminate,

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. The parties hereby terminate the Agreement as of the close of business on January 31, 2007 ("Termination Date").

2. Each party waives the notice requirements set forth in Section 5(a) of the Agreement.

3. Pursuant to Section 5(b) of the Agreement, CES will provide the Company, by February 16th, 2007, (i) a final Monthly Statement ( as defined in the Agreement), and (ii) a complete list of outstanding accounts receivable for services rendered up to and including January 31, 2007, together with an assignment of rights to the Company to collect such accounts receivable.

4. The parties acknowledge that termination of the Agreement does not effect their respective accrued rights and obligations at January 31, 2007.

         IN WITNESS WHEREOF, this agreement has been executed by or on behalf of each of the parties on the date first above written.

OPTIONABLE, INC.                                    CAPITAL ENERGY SERVICES, LLC


By:       /s/   Edward O'Connor                  By:       /s/  Kevin P. Cassidy
     Name:     Edward O'Connor                         Name:    Kevin P. Cassidy
     Title:    President                              Title:   Managing Director